Exhibit 26 (h) i. b. b1. ii.

Third Amendment to Participation Agreement

This Amendment dated May 1, 2003 amends the Participation Agreement (“Agreement) dated as of April 1, 1994 among Massachusetts Mutual Life Insurance Company, Fidelity Distributors Corporation and Variable Insurance Products Fund, as amended.

NOW, THEREFORE, the parties hereby agree as follows:

1.	Schedules A and C of the Agreement are deleted in their entirety and replaced with Schedules A and C, attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2003

Massachusetts Mutual Insurance Company

(formerly, Connecticut Mutual Life Insurance Company)

By:	/s/ David W. O’Leary
Name:	David W. O’Leary
Title:	Senior Vice President
Date:	5/30/03

Fidelity Distributors Corporation

By:	/s/ D Holborn
Name:	Don Holborn
Title:	Executive Vice President
Date:

Variable Insurance Products Fund

By:	/s/ Maria Dwyer
Name:	Maria Dwyer
Title:	Treasurer
Date:

[page break]

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers (and Product Names) of Contracts Funded by Separate Account
Connecticut Mutual Variable Life Separate Account I (March 3, 1994)	CM: P2-98 (Variable Universal Life Policy)

CM: P5-99 (Survivorship Variable Universal Life II)

CM: P1-98 (Survivorship Variable Universal Life)

Massachusetts Mutual Variable Life Separate Account I (July 13, 1998)	SL10-9800 (Strategic Life 10)

P3-203 (Variable Universal Life Guard)

MM: P5-99 (Survivorship Variable Universal Life II)

MM: P2-98 (Variable Universal Life )

P2-2001 (Variable Universal Life II )

P1-98 (Survivorship Variable Universal Life)

960- NY -9400 960- PR -9400 (Variable Life Select)

Massachusetts Mutual Variable Annuity Separate Account 4 (July 9, 1997)	MUVA: 99 (Panorama Passage)

MUVA: 94 (Panorama Premier)

MUVA: 94 (MassMutual Artistry)

TMLS (MassMutual Transitions)

[page break]

SCHEDULE C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company:

MML Series Investment Fund:

MML Equity Fund

MML Money Market Fund

MML Managed Bond Fund

MML Blend Fund

MML Small Cap Equity Fund

MML Equity Index Fund (class II)

MML Growth Equity Fund

MML Small Cap Growth Equity fund

MML OTC 100 Fund

MML Emerging Growth fund

MML Large Cap Value Fund

MML Enhanced Core Equity Fund

MML Inflation Protected Bond Fund

MML Small Company Opportunity Fund

Panorama Series Fund, Inc.:

PSF Total Return Portfolio

PFS Growth Portfolio

Oppenheimer International Growth Fund/VA

Oppenheimer Variable Account Funds:

Oppenheimer Small Cap Fund/VA

Oppenheimer Global Securities Fund/VA

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Strategic Bond Fund/VA

Oppenheimer Aggressive Growth Fund/VA

Oppenheimer Bond Fund/VA

Oppenheimer Money Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Multiple Strategies Fund/VA

Oppenheimer High Income Fund/VA

Oppenheimer International Growth Fund

Fidelity® Variable Insurance Products Fund:

Fidelity Money Market Fund

Fidelity High Income Portfolio

Fidelity Overseas Portfolio

Fidelity Growth Portfolio

[page break]

Fidelity Variable Insurance Products Fund II:

Fidelity Index 500 Fund

Fidelity Contrafund Portfolio

Fidelity Variable Insurance Products Fund III:

Fidelity Growth Opportunities Portfolio

T. Rowe Price Equity Series, Inc.:

Mid-Cap Growth Portfolio

New America Growth Portfolio

Blue Chip Growth Portfolio

Equity Income Portfolio

T. Rowe Price Fixed Income Series, Inc.:

Limited-Term Bond Portfolio

Goldman Sachs Variable Insurance Trust:

Goldman Sachs Capital Growth Fund

Goldman Sachs Mid Cap Equity Fund

Goldman Sachs CORE U.S. Equity Fund

Goldman Sachs Growth and Income Fund

Goldman Sachs International Equity Fund

MFS® Variable Insurance Trust:

MFS New Discovery Series

MFS Research Series

MFS Emerging Growth Series

MFS Growth with Income Series

MFS Investors Trust Series

Calvert Variable Series, Inc.:

Calvert Social Balanced Portfolio

INVESCO Variable Investment Funds, Inc.

INVESCO VIF – Health Sciences Fund

INVESCO VIF – Technology Fund

INVESCO VIF – Financial services Fund

American Century Variable Portfolios, Inc.:

American Century VP Value Fund

American Century VP Income & Growth Fund

Janus Aspen Series:

Janus Aspen Capital Appreciation Portfolio (institutional & service class)

Janus Aspen Worldwide Growth Portfolio (institutional & service class)

Janus Aspen Balanced Portfolio (service class)

[page break]

Franklin Templeton Variable Insurance Products Trust

Templeton Foreign Securities Fund (class II)

Franklin Small Cap Value Securities Fund

Scudder Asset Management VIT Funds:

Scudder VIT EAFE Index Fund

Scudder VIT Small Cap Index Fund

American Funds Insurance Series:

American Funds asset Allocation Fund (class2)

American Funds Growth & Income Fund (class 2)